UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 28, 2014

Date of Report (Date of earliest event reported)

Celladon Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12760 High Bluff Drive, Suite 240 San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 366-4288

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2014, our Board of Directors appointed Paul Cleveland to the position of President and Chief Financial Officer, contingent and effective upon his commencement of employment, which is anticipated to be on or about June 19, 2014. Mr. Cleveland, age 57, served as Executive Vice President, Corporate Strategy and Chief Financial Officer of Aragon Pharmaceuticals, Inc., a private biotechnology company focused on the development of small-molecule drugs for the treatment of hormone-dependent cancers, from February 2013 to August 2013. From April 2011 to February 2013, Mr. Cleveland served as General Partner and Chief Operating Officer of Mohr Davidow Ventures. From January 2006 to February 2011, Mr. Cleveland served as Executive Vice President, Corporate Development and Chief Financial Officer of Affymax, Inc., a biopharmaceutical company. From April 2004 to December 2005, he served as a managing director at Integrated Finance, Ltd., an investment bank. From September 1996 to April 2003, Mr. Cleveland served as a managing director at investment banks J.P. Morgan Chase and Co and a predecessor firm, Hambrecht & Quist. From January 1993 to September 1996, Mr. Cleveland was a partner at Cooley LLP, from December 1988 to December 1992, he was a corporate attorney at Sidley Austin LLP and from September 1981 to November 1988, he was a corporate attorney at Davis Polk & Wardwell LLP. Mr. Cleveland received an A.B. from Washington University and a J.D. from Northwestern University School of Law.

In connection with Mr. Cleveland’s appointment, we entered into an offer letter with Mr. Cleveland dated May 28, 2014 that provides for the following: (i) an annual base salary for Mr. Cleveland of $355,700; (ii) a target bonus percentage for Mr. Cleveland equal to 35% of his annual base salary and (iii) the grant to Mr. Cleveland of an option to purchase 277,500 shares of our common stock, contingent and effective upon his commencement of employment, at an exercise price equal to the closing price of our common stock on such commencement date. 25% of the shares subject to the stock option vest on the one year anniversary of Mr. Cleveland’s commencement of employment and the balance of the shares vest in equal monthly installments over the following three years, subject to Mr. Cleveland’s continued service.

Furthermore, upon his commencement of employment, Mr. Cleveland will be entitled to the following severance benefits:

•	upon a covered termination that does not occur within three months prior to or twelve months following a change of control transaction, Mr. Cleveland will be entitled to (i) payments equal to nine months of his base salary and (ii) payment of COBRA benefits for a period of nine months; and

•	upon a covered termination that occurs within three months prior to or twelve months following a change of control transaction, Mr. Cleveland will be entitled to (i) payments equal to 12 months of his base salary, (ii) a lump sum payment equal to his target bonus for the year of termination, (iii) payment of COBRA benefits for a period of 12 months and (iv) accelerated vesting of all time-based stock options and other time-based stock awards.

Krisztina Zsebo, Ph.D. will continue to be our Chief Executive Officer.

The press release announcing Mr. Cleveland’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Celladon Corporation, dated June 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celladon Corporation

Dated: June 2, 2014

	By:	/s/ Krisztina M. Zsebo, Ph.D.
Krisztina M. Zsebo, Ph.D.
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Celladon Corporation, dated June 2, 2014.